EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                  Other names
                                                                                                  under which
Name                                Owner                                  Jurisdiction          doing business
----                                -----                                  ------------          --------------
3560309 Canada Inc.                 The Registrant's                       Canada (federal)          None
                                    interest (all of the
                                    voting/ common shares)
                                    is owned through Planet
                                    411 (Nova Scotia) Company

Planet 411 (Nova Scotia)            The Registrant has 100%                Nova Scotia, Canada       None
Company                             direct ownership interest

3883884 Canada Inc.                 The Registrant has 100%                Canada (federal)          None
                                    direct ownership interest


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